Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$488,552
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,213,441)
Dividend Income	436
Interest Income	28
ETF Transaction Fees	700
Total Income (Loss)	$(1,723,725)

Expenses
General Partner Management Fees	$14,734
Professional Fees	6,113
Brokerage Commissions	564
Directors' Fees and insurance	1,006
NYMEX License Fee	295
Total Expenses	22,712
Expense Waiver	(5,030)
Net Expenses	$17,682
Net Income (Loss)	$(1,741,407)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/22	$27,951,136
Additions (100,000 Shares)	1,448,072
Withdrawals (150,000 Shares)	(1,955,111)
Net Income (Loss)	(1,741,407)

Net Asset Value End of Month	$25,702,690
Net Asset Value Per Share (1,800,000 Shares)	$14.28

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596